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                          INCORPORATED UNDER THE LAWS OF THE
                                   STATE OF NEVADA
CERTIFICATE
NUMBER  ______                                                 ______  SHARES

                           WORLD HOUSE ENTERTAINMENT, INC.
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                     AUTHORIZED CAPITAL STOCK:  55,000,000 SHARES
                                 PAR VALUE $.001 EACH

     THIS CERTIFIES THAT        is the owner of       Shares of the Common
Stock of World House Entertainment, Inc., transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto
affixed at Nashville, Tennessee, this        day of       , A.D. 19      .


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Elizabeth Ann Peters, President               Benjamin Justin Peters, Secretary


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                               ASSIGNMENT or SURRENDER

     For Value Received, ______ hereby sell, assign and transfer unto

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Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
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to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated this ______ day of _________________, ________.

In presence of

___________________________                        ____________________________

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